Exhibit 99.1

Microbot Medical’s Remote Controller for the LIBERTY® Robotic System Receives Design Patent Allowance in Japan

Allows Endovascular Procedure to be Performed from the Cath-Lab Control Room, Potentially Minimizing Radiation Exposure and Reducing Physical Strain for the Healthcare Providers

Design Patent Complements Existing U.S. and European Design Patents as Feedback During Recent Meetings Continues to Support a Positive User Experience

HINGHAM, Mass., February 23, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), announced that Japan is the most recent global jurisdiction to recognize the unique interface design of the LIBERTY® Robotic System’s remote controller. The design patent, which was issued by the Japan Patent Office (JPO), complements similar design patent allowances in the U.S. and Europe, further strengthening the Company’s global intellectual property (IP) portfolio.

“We believe the ability to perform an endovascular procedure remotely, while reducing radiation exposure and the physical strain due to wearing a lead vest for an extensive period of time, is a major benefit to the physician and patients,” commented Dr. Eyal Morag, Chief Medical Officer. “By eliminating these issues, it allows the healthcare provider to better focus on delivering the best patient care to achieve better outcomes.”

During the recent pivotal animal study, as well as other physician-sponsored lab sessions with multiple Key Opinion Leaders in Europe and the Americas, when using the LIBERTY Robotic System physicians were given the option to use the remote-controlled activation from the safety and convenience of the cath-lab control room.

“The R&D team spent a considerable amount of time designing the remote controller for the LIBERTY Robotic System and the recognition by Japan, along with other jurisdictions, proves that the design is unique and innovative,” commented Simon Sharon, General Manager and Chief Technology Officer. “We developed a controller that is ergonomic, and we believe is ready to meet the demands of the interventional radiologist community, aimed to allow users to perform procedures, safely and away from the radiation source.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & DoneTM technologies, the outcome of its studies to evaluate LIBERTY, the One & DoneTM technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical studies and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754